Exhibit 99.2

Contact:	Scott J. Bowman
Senior Vice President &
Chief Financial Officer
(205) 912-7225

HIBBETT ANNOUNCES CEO TRANSITION PLAN
___________________________ Company Separately Reports Fourth Quarter Fiscal 2019 Results

BIRMINGHAM, Ala. (March 22, 2019) – Hibbett Sports, Inc. (NASDAQ/GS: HIBB), an athletic specialty retailer, today announced the planned retirement of Jeff Rosenthal, President and Chief Executive Officer. The Board will commence a search process to identify the Company’s next CEO, and Mr. Rosenthal will remain at the Company in his CEO capacity until a successor is named. He will assist the Board with the search and the execution of the transition. Upon the completion of the leadership transition, Mr. Rosenthal will continue to serve as a member of the Board of Directors.

Commenting on Mr. Rosenthal’s decision, Mickey Newsome, Chairman of the Board, stated, “We are fortunate to be able to have a seamless transition of leadership at Hibbett Sports. Jeff has served Hibbett for over 21 years and has contributed significantly to its growth. He has worked tirelessly over the past several years leading the Company in a very difficult retail environment. He has created a foundation for the Company’s success as we move forward, and we thank him.”

“I have been privileged to lead Hibbett Sports over the past nine years as President and CEO,” Mr. Rosenthal stated. “I am proud of our accomplishments during that time having built a world class e‑commerce website and most recently completing our first significant acquisition. I believe that the Company is well positioned, and it is an appropriate time to begin a transition. I am committed to working with the management team in a smooth transition and subsequently working alongside my Board peers.”

Hibbett, headquartered in Birmingham, Alabama, is a leading athletic-inspired fashion retailer with more than 1,100 stores under the Hibbett Sports and City Gear banners, primarily located in small and mid-sized communities. Founded in 1945, Hibbett has a rich history of convenient locations, personalized customer service and access to coveted footwear, apparel and equipment from top brands like Nike, Jordan, Adidas, and Under Armour. Consumers can browse styles, find new releases, shop looks and make purchases online or in their nearest store by visiting www.hibbett.com or www.citygear.com. Follow us @hibbettsports and @citygear.

A WARNING ABOUT FORWARD LOOKING STATEMENTS:  Certain matters discussed in this press release are “forward looking statements” as that term is used in the Private Securities Litigation Reform Act of 1995.  Forward looking statements address future events, developments or results and typically use words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “forecast,” “guidance,” “outlook,” “estimate,” “continue,” “will,” “may,” “could,” “possible,” “potential” or other similar words, phrases or expressions. For example, our forward-looking statements include statements regarding expectations around our CEO transition plan.  Such statements are subject to risks and uncertainties that could cause actual results to differ materially, including economic conditions, industry trends, merchandise trends, vendor relationships, customer demand, and competition.  For a discussion of these factors, as well as others which could affect our business, you should carefully review our Annual Report and other reports filed from time to time with the Securities and Exchange Commission, including the “Risk Factors,” “Business” and “MD&A” sections in our Annual Report on Form 10-K filed on March 30, 2018, and in our Quarterly Reports on Form 10-Q filed on June 13, 2018, September 13, 2018 and December 13, 2018. In light of these risks and uncertainties, the future events, developments or results described by our forward-looking statements in this document could be materially and adversely different from those we discuss or imply.  We are not obligated to release publicly any revisions to any forward-looking statements contained in this press release to reflect events or circumstances occurring after the date of this report and you should not expect us to do so.

-END of EXHIBIT 99.2-